UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 20, 2004

CARE CONCEPTS I, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-20958	86-0519152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

760 E. McNab Road, Pompano Beach, Florida 33060

(Address of Principal Executive Office) (Zip Code)

(954) 786-2510

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02

Termination of a Material Definitive Agreement.

ITEM 3.01

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transferof Listing.

ITEM 7.01

Regulation FD Disclosure.

Effective September 20, 2004 the Company rescinded the closing of its acquisition of Media Billing Company, LLC and its wholly owned subsidiary Internet Billing Company LLC (the “Acquisition”). On September 20, 2004 the Company received written notice from the Staff of the American Stock Exchange (“AMEX”) that the Company did not satisfy certain AMEX continued listing standards set forth in the AMEX Company Guide and is therefore subject to delisting from the AMEX. By agreeing to rescind the closing of the Acquisition, unless and until the Company has satisfactorily resolved listing eligibility issues and receives and necessary AMEX approvals related to the Acquisition, AMEX has agreed to withdraw its notice of intent to delist. The Company intends to use its best efforts to resolve all issues with the AMEX. If for any reason, however, that AMEX approval has not been obtained by January 21, 2005, the Company intends to close the Acquisition, withdraw from AMEX and seeking listing on an alternate stock exchange. There can be no assurance that the Acquisition will be approved by the AMEX or that the Company will be able to list its securities on an alternate stock exchange.

The Company’s common stock was temporarily halted from trading on September 21, 2004, as Company management believes there may have been an inadvertent disclosure of certain material, non-public information related to the delisting notice.

Additional information relating to the above disclosure is set forth in a Company press release dated September 24, 2004. The press release is attached as an exhibit hereto.

ITEM 7.01

Regulation FD Disclosure.

On September 27, 2004 the Company announced that it has entered into a non-binding letter of intent acquire 100% of the membership interests of Best Acquisition and Holdings LLC and Best Candy and Tobacco, Inc. (collectively, “Best”). Best is a privately held company founded in 1952 and is the largest wholesale distributor of candies, tobacco and specialty soft drinks and water in the state of Arizona. Pursuant to the terms of the letter of intent, the purchase price of the 100% interest in Best is $12 million, payable in 2,000,000 shares of the Company’s common stock. The Company expects to close the acquisition in approximately 30 days. The closing is subject to standard closing conditions. There are no assurances the acquisition will be completed.

Additional information relating to the letter of intent and Best is set forth in a Company press release dated September 27, 2004. The press release is attached as an exhibit hereto.

ITEM 9.01

Financial Statements and Exhibits.

 (c)

Exhibits

Exhibit No.

Description

99.1

Press Release dated September 24, 2004.

99.2

Press Release dated September 27, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Care Concepts I, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CARE CONCEPTS I, INC.

Date: September 27, 2004	By:	/s/ Steve Markley
Steve Markley Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.

Description

99.1

Press Release dated September 24, 2004.

99.2

Press Release dated September 27, 2004.